AGREEMENT AND PLAN OF MERGER

                   This AGREEMENT AND PLAN OF MERGER (this “Agreement “), dated as of July 16, 2015, is among PARK PLACE ENERGY CORP., a Nevada corporation (“PPEC“), PPEC MERGER CORP., a Nevada corporation and an indirect wholly-owned subsidiary of PPEC (“Merger Sub”), and PARK PLACE ENERGY INC., a Delaware corporation and a wholly-owned subsidiary of PPEC and the parent of Merger Sub (“Hold Co.”). PPEC, Merger Sub, and Hold Co. are sometimes collectively referred to as “Parties” and individually referred to as a “Party.”

RECITALS

                   A.               The Board of Directors of PPEC has determined that it would be advisable and in the best interests of PPEC and its shareholders for PPEC to undergo a corporate reorganization under which (i) PPEC would become a wholly-owned subsidiary of a newly formed Delaware corporation, and (ii) the shareholders of PPEC would become shareholders of the newly formed Delaware corporation as a result of the conversion of the shares of PPEC into the same number of shares in the newly formed Delaware corporation.

                   B.               To facilitate such corporate reorganization, prior to execution of this Agreement, PPEC has caused the creation of (i) Hold Co. as a wholly-owned subsidiary of PPEC, and (ii) Merger Sub as a wholly-owned subsidiary of Hold Co.

                   C.               Pursuant to the terms of this Agreement, (i) Merger Sub will merge with and into PPEC, and PPEC will be the surviving corporation and become a wholly-owned subsidiary of Hold Co., and (ii) the shareholders of PPEC will become shareholders of Hold Co.

                   D.               The form, terms and provisions of this Agreement have been authorized, approved and adopted by the Board of Directors of PPEC and the shareholders of Merger Sub and Hold Co.

                   In consideration of the premises and the mutual agreements and covenants herein contained and in accordance with the applicable provisions of the General Corporation Law of Delaware (the “DGCL”) and the Nevada Revised Statutes (the “NRS”), the Parties agree and covenant as follows:

ARTICLE I
TERMS AND CONDITIONS OF MERGER; EFFECTIVE TIME

                   1.1.        Terms and Conditions of Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), Merger Sub shall be merged with and into PPEC (the “Merger”). As a result of the Merger, (i) the separate existence of Merger Sub and PPEC shall cease and PPEC shall be the surviving corporation (sometimes referred to as the “Surviving Corporation”); (ii) all capital stock of PPEC shall be converted into capital stock of Hold Co. in accordance with the provisions of Article VI below, such that the shareholders of PPEC before the Merger will become shareholders of Hold Co. immediately following the Merger; and (iii) PPEC shall thereafter continue to be governed by the laws of the State of Nevada and shall be a wholly-owned subsidiary of Hold Co. as a result of Hold Co.’s ownership of all of the issued and outstanding capital stock of Merger Sub immediately prior to the Merger. The Merger shall have the effects specified in the NRS and the DGCL and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of PPEC, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of PPEC, including, without limitation, all outstanding indebtedness of PPEC.

                   1.2.        Effective Time. The date and hour on which the Merger occurs and becomes effective is hereinafter referred to as the “Effective Time.” The Merger shall be effective upon the latest to occur of: (i) the filing of Articles of Merger with the Secretary of State of the State of Nevada in accordance with the relevant provisions of the NRS, and (ii) the filing of a Certificate of Merger with the Secretary of State of Delaware in accordance with the relevant provisions of the DGCL, which shall take place as soon as practicable following the approval and/or adoption, as applicable, of this Agreement by the shareholder and directors of Merger Sub and the requisite shareholders and the directors of PPEC and compliance with Section 14(a) of the Securities Exchange Act of 1934, as amended.

ARTICLE II
CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

                   2.1.        The Certificate of Incorporation. The certificate of incorporation of PPEC in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

                   2.2.        The Bylaws. The bylaws of PPEC in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

ARTICLE III
OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

                   3.1.        Officers. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

                   3.2.        Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE IV
CHARTER AND BYLAWS OF HOLD CO.

                   4.1.        The Certificate of Incorporation. The certificate of incorporation of Hold Co. in effect at the Effective Time, a copy of which is attached hereto as Exhibit A, shall be the certificate of incorporation of Hold Co. until amended in accordance with the provisions provided therein or applicable law.

                   4.2.        The Bylaws. The bylaws of Hold Co. in effect at the Effective Time shall be replaced with a new set of bylaws, the form and substance of which are attached thereto as Exhibit B, until amended in accordance with the provisions provided therein or applicable law.

ARTICLE V
OFFICERS AND DIRECTORS OF HOLD CO.

                   5.1.        Officers. The officers of PPEC immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of Hold Co., until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

                   5.2.        Directors. The directors of PPEC immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of Hold Co., until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

ARTICLE VI
STOCK AND STOCK CERTIFICATES

                   6.1.        Effect of Merger on PPEC Stock. At the Effective Time, as a result of the Merger and without any action on the part of PPEC, Merger Sub, Hold Co. or the shareholders of any of them:

            (a)        Each share of common stock of PPEC (the “PPEC Common Stock”) outstanding immediately prior to the Effective Time (excluding shares held by shareholders who perfect their dissenters’ rights as provided in paragraph (d) of this section) shall be automatically converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of common stock (the “Hold Co. Common Stock”) of Hold Co. (the “Merger Consideration”), and all PPEC Common Stock shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares of PPEC Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and the rights set forth in Section 6.2. The right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

            (b)        Each option, warrant or restricted stock unit (“RSU”) of PPEC issued and outstanding immediately prior to the Effective Time shall (i) be automatically converted into an identical security of Hold Co. (including, without limitation, the same exercise price, vesting conditions and expiration date) and (ii) immediately following the Effective Time, represent the right to acquire the number of shares of Hold Co. Common Stock that is equal to the number of shares of PPEC Common Stock acquirable upon the exercise or vesting of such option, warrant or RSU immediately prior to the Effective Time. The same number of shares of Hold Co. Common Stock shall be reserved for purposes of the exercise or vesting of such options, warrants or RSUs as is equal to the number of shares of PPEC Common Stock so reserved immediately prior to the Effective Time.

            (c)        PPEC’s stock option and equity incentive plans existing immediately prior to the Effective Time shall be automatically assumed and continued as plans of Hold Co. after the Merger.

            (d)        Each share of Hold Co. Common Stock owned by PPEC outstanding immediately prior to the Effective Time shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

            (e)        Each share of Merger Sub capital stock outstanding immediately prior to the Effective Time shall be converted into the same number of shares of common stock of the Surviving Corporation and, as such, shall remain outstanding and shall be owned by Hold Co.

            (f)        Any holder of shares of PPEC Common Stock who perfects his or her dissenters’ rights in accordance with and as contemplated by NRS 92A.300 to 92A.500 shall be entitled to receive the fair value of such shares in cash as determined pursuant to Sections 92A.300 to 92A.500 of the NRS; provided, however, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the NRS.

                   6.2.        Certificates. At and after the Effective Time, all of the outstanding Certificates shall be deemed for all purposes to evidence ownership of and to represent the respective Hold Co. Common Stock into which the shares of PPEC Common Stock represented by such Certificates have been converted as herein provided and shall be so registered on the books and records of Hold Co. or its transfer agent. The registered owner of any such outstanding Certificate shall, until such Certificate shall have been surrendered for transfer or otherwise accounted for to Hold Co. or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Hold Co. Common Stock, as the case may be, evidenced by such outstanding Certificate, as above provided.

                   6.3.        Other Securities Agreements. At and after the Effective Time, all of the outstanding agreements of PPEC that immediately prior to the Effective Time represent any option, warrant or RSU of PPEC shall be deemed for all purposes to evidence ownership of and to represent the respective Hold Co. options, warrants, or RSUs, as the case may be, into which the options, warrants or RSUs of PPEC represented by such agreements have been converted as herein provided and shall be so registered on the books and records of Hold Co. or its transfer agent. The registered owner of any such outstanding agreement shall have and be entitled to exercise any rights with respect to the options, warrants, or RSUs of Hold Co., as the case may be, evidenced by such outstanding agreement, as above provided.

ARTICLE VII
CONDITIONS

                   7.1        Conditions Precedent. The respective obligation of each Party to effect the Merger is subject to the satisfaction of each of the following conditions, or waiver thereof by mutual agreement of the Parties:

            (a)        The registration statement on Form S-4 filed with the Securities and Exchange Commission by Hold Co. in connection with the issuance of shares of Hold Co. Common Stock in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

            (b)        The receipt by PPEC of approval of this Agreement and the transactions contemplated hereby by the affirmative vote of at least a majority of all issued and outstanding shares of PPEC Common Stock.

            (c)        The receipt by PPEC of approval by PPEC stockholders of the assumption by Hold Co. of (i) PPEC’s 2013 Long-Term Equity Incentive Plan (including the existing share reserves under the plan, (ii) PPEC’s 2011 Stock Option Plan (including the existing share reserves under the plan), and all the outstanding equity awards under both plans, and (iii) PPEC’s outstanding warrants, which approval requires that the number of votes cast in favor of such proposal exceeds the number of votes cast in opposition to it.

            (d)        No court or governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect and has a material adverse effect on PPEC or enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement and no judicial or administrative proceeding that seeks any such result shall continue to be pending.

            (e)        All required approvals, licenses and certifications from, and notifications and filings to, governmental entities and non-governmental third parties shall have been obtained or made, as applicable.

            (f)        Hold Co. shall have been admitted to the OTCQB tier of the OTC Markets and the shares of Hold Co. Common Stock issuable in the Merger pursuant to Article VI and such other shares to be reserved for issuance in connection with the Merger shall have been listed or admitted for quotation on the OTCQB tier of the OTC Markets, subject only to official notice of issuance.

            (g)        PPEC shall have not received valid written notice of dissent pursuant to Sections 92A.300 to 92A.500 of the NRS with respect to more than 2.5% of the outstanding shares of PPEC Common Stock, which notices of dissent have not been waived or otherwise lost as of the Effective Time pursuant to Sections 92A.300 to 92A.500 of the NRS.

ARTICLE VIII
TERMINATION

                   8.1.        Termination. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of PPEC, if the Board of Directors of PPEC determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of PPEC and its shareholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of PPEC, Merger Sub or Hold Co., or any of their respective shareholders, directors or officers.

ARTICLE IX
MISCELLANEOUS AND GENERAL

                   9.1.        Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement; provided, however, that an amendment made subsequent to the approval of this Agreement and the Merger by the requisite shareholders of PPEC shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of PPEC Common Stock or other securities of PPEC or (ii) alter or change any of the terms or conditions of this Agreement if such alteration or change would materially and adversely affect PPEC or the holders of PPEC Common Stock, or (iii) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger.

                   9.2.        Abandonment. At any time before the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or the Articles of Merger with the Secretary of State of the State of Nevada, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either PPEC or Hold Co., or both, notwithstanding the approval of this Agreement by the stockholders of PPEC or by the sole stockholder of Hold Co., or by both.

                   9.2.        Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                   9.3.        Governing Law. Except as otherwise required by the NRS, this Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

                   9.4.        Entire Agreement This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

                   9.5.        No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the Parties hereto any rights or remedies hereunder.

                   9.6.        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                   9.7.        Headings. The headings therein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

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[Signature Page Follows]

            This Agreement has been executed and delivered by the authorized officers of the Parties as of the date first written above.

PARK PLACE ENERGY CORP.,
A NEVADA CORPORATION

By:	/s/ Scott C. Larsen
Name:	Scott C. Larsen
Title:	President and Chief Executive Officer

PPEC MERGER CORP.,
A NEVADA CORPORATION

By:	/s/ Scott C. Larsen
Name:	Scott C. Larsen
Title:	President

PARK PLACE ENERGY INC.,
A DELAWARE CORPORATION

By:	/s/ Scott C. Larsen
Name:	Scott C. Larsen
Title:	President

EXHIBIT A

CERTIFICATE OF INCORPORATION
OF
PARK PLACE ENERGY INC.

Pursuant to Section 245 of the
General Corporation Law of the State of Delaware

I. NAME

            The name of the corporation is Park Place Energy Inc. (the “Corporation”).

II. REGISTERED OFFICE AND AGENT

            The address of the registered office in the State of Delaware is 1675 S. State Street, Suite B, Dover, Delaware 19901, County of Kent. The name of the registered agent of the Corporation at such address is Capitol Services Inc.

III. PURPOSES AND STOCKHOLDER LIABILITY

            A.        Purposes. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

            B.        Stockholder Liability. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

IV. AUTHORIZED CAPITAL STOCK

            A.        Authorized Capital Stock. The aggregate number of shares of all classes of stock the Corporation shall have authority to issue is 260,000,000 shares, consisting of: (i) 250,000,000 shares of common stock, par value $.00001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $.00001 per share (the “Preferred Stock”). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine. Each share of Common Stock shall be entitled to one vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the DGCL.

            B.        Preferred Stock. The Preferred Stock may be divided into and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The relative rights and preferences of the Preferred Stock of each series shall be such as shall be stated in any resolution or resolutions adopted by the Board of Directors setting forth the designation of the series and fixing and determining the relative rights and preferences thereof (a “Directors’ Resolution”). The Board of Directors is hereby authorized to fix and determine the powers, designations, preferences and relative, participating, optional or other rights, including, without limitation, voting powers, full or limited, preferential rights to receive dividends or assets upon liquidation, rights of conversion or exchange into Common Stock, Preferred Stock of any series or other securities, any right of the Corporation to exchange or convert shares into Common Stock, Preferred Stock of any series or other securities, or redemption provision or sinking fund provisions, as between series and as between the Preferred Stock or any series thereof and the Common Stock, and the qualifications, limitations or restrictions thereof, if any, all as shall be stated in a Directors’ Resolution, and the shares of Preferred Stock or any series thereof may have full or limited voting powers, or be without voting powers, all as shall be stated in the Directors’ Resolution. Except where otherwise set forth in the Directors’ Resolution providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in the same series in all respects except as to the dates from and after which dividend thereon shall cumulate, if cumulative.

            C.        Reacquired Shares of Preferred Stock. Shares of any series of any Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise), purchased by the Corporation, or that, if convertible or exchangeable, have been converted into, or exchanged for, shares of stock of any other class or classes or any evidences of indebtedness shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the Directors’ Resolution providing for the issuance of any series of Preferred Stock and to any filing required by law.

            D.        Increase in Authorized Preferred Stock. The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

V. EXISTENCE

            The existence of the Corporation is to be perpetual.

VI. NO PREEMPTIVE RIGHTS

            No stockholder shall be entitled, as a matter of right, to subscribe for or acquire additional, unissued or treasury shares of any class of capital stock of the Corporation whether now or hereafter authorized, or any bonds, debentures or other securities convertible into, or carrying a right to subscribe to or acquire such shares, but any shares or other securities convertible into, or carrying a right to subscribe to or acquire such shares may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

VII. NO CUMULATIVE VOTING

            At each election of directors, every stockholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. No stockholder shall have the right to cumulate his votes in any election of directors.

VIII. BOARD OF DIRECTORS

            A.        Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the authority and powers conferred upon the Board of Directors by the DGCL or by the other provisions of this Certificate of Incorporation, the Board of Directors is hereby authorized and empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Certificate of Incorporation and the Bylaws of the Corporation (the “Bylaws”); provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation, or any amendments thereto, shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws or amendment had not been adopted.

            B.        Number, Election and Terms. The number of directors that shall constitute the whole Board of Directors shall be fixed from time to time by the members of the Board of Directors then in office. Each director shall hold office until the next annual meeting of stockholders and shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. Election of directors need not be by written ballot.

            C.        Bylaws. The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, or adopt new Bylaws, without any action on the part of the stockholders, except as may be otherwise provided by applicable law or the Bylaws.

            D.        Special Meetings of Stockholders. Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors, the chief executive officer or the president (in the absence of a chief executive officer), or by a stockholder or group of stockholders holding collectively 35% of the outstanding shares of the common stock of the Corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

IX. INDEMNIFICATION

            A.        Mandatory Indemnification. Each person who at any time is or was a director or officer of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of a Proceeding is an alleged action in such person’s official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, or any other applicable law as may from time to time be in effect (but, in the case of any amendment to such law or enactment of new law, only to the extent that such amendment or enactment permits the Corporation to provide broader indemnification rights than such law prior to such amendment or enactment permitted the Corporation to provide), against all expense, liability and loss (including, without limitation, court costs and attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection with a Proceeding, and such indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation or a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, and shall inure to the benefit of such person’s heirs, executors and administrators. The Corporation’s obligations under this Section A include, but are not limited to, the convening of any meeting, and the consideration of any matter thereby, required by statute in order to determine the eligibility of any person for indemnification.

            B.        Advancement of Expenses. Expenses incurred by a director or officer of the Corporation in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding to the fullest extent permitted by, and only in compliance with, the DGCL or any other applicable laws as may from time to time be in effect, including, without limitation, any provision of the DGCL that requires, as a condition precedent to such expense advancement, the delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section A of this Article IX or otherwise. If the DGCL or any other applicable laws require repayment of any amounts so advanced, such repayments shall be upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            C.        Vesting. The Corporation’s obligation to indemnify and to prepay expenses under Sections A and B of this Article IX shall arise, and all rights granted to the Corporation’s directors and officers or other persons hereunder shall vest, at the time of the occurrence of the transaction or event to which a Proceeding relates, or at the time that the action or conduct to which such Proceeding relates was first taken or engaged in (or omitted to be taken or engaged in), regardless of when such Proceeding is first threatened, commenced or completed. Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws, no action taken by the Corporation, either by amendment of this Certificate of Incorporation or the Bylaws or otherwise, shall diminish or adversely affect any rights to indemnification or repayment of expenses granted under Sections A and B of this Article IX that shall have become vested as aforesaid prior to the date that such amendment or other corporate action is effective or taken, whichever is later.

            D.        Enforcement. If a claim under Section A or Section B or both Sections A and B of this Article IX is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit in a court of competent jurisdiction against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including attorney’s fees. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL or other applicable law to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit as to whether indemnification is proper in the circumstances based upon the applicable standard of conduct set forth in the DGCL or other applicable law shall neither be a defense to the action nor create a presumption that the claimant has not met the applicable standard of conduct. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

            E.        Nonexclusive. The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, other provisions of this Certificate of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

            F.        Permissive Indemnification. The rights of indemnification and prepayment of expenses that are conferred by Sections A and B of this Article IX may be conferred upon any employee, consultant or agent of the Corporation if, and to the extent, authorized by the Board for Directors.

            G.        Insurance. The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee, consultant or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of this Article IX, the Bylaws, the DGCL or other applicable law.

            H.        Implementing Arrangements. Without limiting the power of the Corporation to procure or maintain insurance or other arrangement on behalf of any of the persons as described in Section G of this Article IX, the Corporation may, for the benefit of persons eligible for indemnification by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement.

            I.        Determination of Entitlement to Indemnification. Any indemnification required or permitted pursuant to this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the present or former director, officer, employee, agent or other person is proper in the circumstances because he has met all applicable standards of conduct set forth in this Article IX and Section 145 of the DGCL or in any separate indemnification agreement between the Corporation and any such director, officer, employee, agent or other person. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such Proceeding even though less than a quorum; (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. Such determination shall be made, with respect to any person who is not a director or officer at the time of such determination, in the manner determined by the Board of Directors (including in such manner as may be set forth in any general or specific action of the Board of Directors applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

X. LIMITED DIRECTOR LIABILITY

            A.        No director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article X shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it may hereafter be amended from time to time, or (iv) for any transaction from which the director derived and improper personal benefit.

            B.        If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment to or repeal of this Article X will apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of the director occurring prior to such amendment or repeal.

XI. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

            The Corporation shall not be governed by Section 203 of the DGCL.

XII. SOLE AND EXCLUSIVE FORUM SELECTION

            Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director or officer or employee of the Corporation arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

XIII. GENERAL

            A.        Changes. The Corporation reserves the right to restate this Certificate of Incorporation and to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.

            B.        Incorporator. The name and mailing address of the incorporator is Francis M. Munchinski, 2200 Ross Avenue, Suite 4500E, Dallas, Texas 75201.

            THE UNDERSIGNED, being the sole incorporator, for the purpose of forming a corporation pursuant to the DGCL and the Acts amendatory thereof and supplemental thereto, does make and file this Certificate of Incorporation, hereby declaring and certifying that the facts stated herein are true, and accordingly hereunto has set my hand and seal this June 19, 2015.

/s/Francis M. Munchinski
Francis M. Munchinski
Incorporator

EXHIBIT B

AMENDED AND RESTATED
BYLAWS
OF
PARK PLACE ENERGY INC.

ARTICLE I - CORPORATE OFFICES

            1.1        REGISTERED OFFICE.

                         The registered office of Park Place Energy Inc. (the “Corporation”) shall be fixed in the Corporation’s certificate of incorporation, as the same may be amended from time to time (the “certificate of incorporation”).

            1.2        OTHER OFFICES.

                         The Corporation’s board of directors (the “Board”) may at any time establish other offices at any place or places where the Corporation is qualified to do business.

ARTICLE II - MEETINGS OF STOCKHOLDERS

            2.1        PLACE OF MEETINGS.

                         Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

            2.2        ANNUAL MEETING.

                          The Board shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted.

            2.3        SPECIAL MEETING.

                         A special meeting of the stockholders may be called at any time by the Board, chairperson of the Board (if one has been appointed), chief executive officer or president (in the absence of a chief executive officer), but such special meetings may not be called by any other person or persons. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board may be held.

            2.4        ADVANCE NOTICE PROCEDURES FOR BUSINESS BROUGHT BEFORE A MEETING.

            (a)        At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board, (ii) brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.4 as to such business. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3 of these bylaws. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 of these bylaws, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 of these bylaws.

            (b)        Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation (the “Secretary”) and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (x) if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date or (y) with respect to the first annual meeting held after __________, 2015 [date that is 120 days after cert of incorp is filed], notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

            (c)        To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

            (i)        As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, without limitation, if applicable, the name and address that appear on the Corporation’s books and records) and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);

            (ii)        As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including, without limitation, due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Synthetic Equity Interests”), which Synthetic Equity Interests shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including, without limitation, any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset-based fee) to which such Proposing Person is entitled, based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Synthetic Equity Interests or Short Interests, if any, (F)(x) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (y) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, (G) any significant equity interests or any Synthetic Equity Interests or Short Interests in any principal competitor of the Corporation held by such Proposing Persons, (H) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (I) any pending or threatened litigation in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (J) any material transaction occurring during the prior twelve (12) months between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (K) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of the Corporation (including, without limitation, their names) and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

            (iii)        As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including, without limitation, the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including, without limitation, their names) in connection with the proposal of such business by such stockholder, (D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (E) a representation whether the Proposing Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal and (F) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (c) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

            (d)        For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these bylaws) of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).

            (e)        For purposes of these bylaws, a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where (i) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes, and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel, which additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, the Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person.

            (f)        A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for determining stockholders entitled to notice of the annual meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

            (g)        Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with this Section 2.4 or Section 2.5. The presiding officer of an annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

            (h)        The foregoing notice requirements of this Section 2.4 shall be deemed satisfied by a stockholder with respect to business other than a nomination of a person or persons for election to the Board if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

            (i)        For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

            (j)        Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the annual meeting and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting.

            2.5        ADVANCE NOTICE PROCEDURES FOR NOMINATIONS OF DIRECTORS.

            (a)        Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including, without limitation, by any committee or persons appointed by the Board, or (ii) by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.5 as to such nomination. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board to be considered by the stockholders at an annual meeting or special meeting.

            (b)        Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.4(b)) thereof in writing and in proper form to the Secretary, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at such special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4(i)) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

            (c)        To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

            (i)        As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i)) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i);

            (ii)        As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure in clause (L) of Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting);

            (iii)        As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including, without limitation, such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is Acting in Concert (as defined in Section 2.4(e)), on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), (D) a representation that the Nominating Person is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (E) a representation whether the Nominating Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such nomination and (F) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(g); and

            (iv)        The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the requirements of any applicable rules of the Securities and Exchange Commission and any applicable policies or guidelines adopted by the Board, or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

            (d)        For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.

            (e)        A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining stockholders entitled to notice of the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

            (f)        Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.5. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.5, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

            (g)        To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.5) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

            (h)        In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

            (i)        Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed nomination, such proposed nomination shall not be considered, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

            2.6        NOTICE OF STOCKHOLDERS’ MEETINGS.

                         Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with either Section 2.7 or Section 8.1 not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

            2.7        MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

                        Notice of any meeting of stockholders shall be deemed given:

            (a)        if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the Corporation’s records; or

            (b)        if electronically transmitted as provided in Section 8.1.

                         An affidavit of the Secretary or an assistant secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            2.8        QUORUM.

                           Unless otherwise provided by law, the certificate of incorporation or these bylaws, the holders of a majority in voting power of the capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) a majority in voting power of the stockholders entitled to vote thereon, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.9 until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

            2.9        ADJOURNED MEETING; NOTICE.

                         When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for determining the stockholders entitled to vote is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting as of the record date for determining the stockholders entitled to notice of the adjourned meeting.

            2.10      CONDUCT OF BUSINESS.

                         The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants, and the number of any such questions or comments from each participant. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

            2.11      VOTING.

                         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.13, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

                          Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

                         At all duly called or convened meetings of stockholders, at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, all other elections and questions presented to the stockholders at a duly called or convened meeting, at which a quorum is present, shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon.

            2.12      STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

            (a)        Any action required by the DGCL, the certificate of incorporation or these bylaws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, if:

            (i)        In advance of action, the Board shall determine that the action may be taken by consent of the stockholders and the Corporation provides written notice to the stockholders of the action to be taken; and

            (ii)        A consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its principal place of business.

            (b)        If the action taken pursuant to paragraph (a) of this section is to elect directors and such written consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

            (c)        Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its principal place of business. Any person executing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made, and, for the purposes of this section, if evidence of such instruction or provision is provided to the Corporation, such later effective time shall serve as the date of signature. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective.

            (d)        Any electronic transmission consenting to an action to be taken and transmitted by a stockholder, member or proxyholder, or by a person or persons authorized to act for a stockholder, member or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (A) that the electronic transmission was transmitted by the stockholder, member or proxyholder or by a person or persons authorized to act for the stockholder, member or proxyholder and (B) the date on which such stockholder, member or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is delivered to the Corporation by delivery to the address designated by the Board or the officers of the Corporation in the notice of the action to be taken by consent.

            (e)        Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

            (f)        Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. In the event that the action which is consented to is such as would have required the filing of a certificate under any other section of this title, if such action had been voted on by stockholders or by members at a meeting thereof, the certificate filed under such other section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with this section.

            2.13      RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; CONSENTS.

            (a)        In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

            (b)        In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board that the action may be taken by consent of the stockholders.

            (c)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

            2.14      PROXIES.

                         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of any means of electronic transmission that sets forth or is submitted with information from which it can be determined that the means of electronic transmission was authorized by the stockholder.

            2.15      LIST OF STOCKHOLDERS ENTITLED TO VOTE.

                         The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the date of the meeting), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the identity of the stockholders entitled to vote in person or by proxy and the number of shares held by each of them, and as to the stockholders entitled to examine the list of stockholders.

            2.16      POSTPONEMENT AND CANCELLATION OF MEETING.

                         Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting.

            2.17      INSPECTORS OF ELECTION.

                         Before any meeting of stockholders, the Board may, but need not, appoint an inspector or inspectors of election to act at the meeting or its adjournment or postponement and make a written report thereof. If an inspector or inspectors are not so appointed, the chairperson of the meeting may, but need not, appoint one or more inspectors. The number of inspectors shall be either one (1) or three (3). If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may, and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Such inspectors shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

            3.1        POWERS.      Subject to the provisions of the DGCL and any limitations in the certificate of incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

            3.2        NUMBER OF DIRECTORS.

                         The authorized number of directors shall be determined from time to time by resolution of the Board, provided the Board shall consist of at least one (1) member. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

            3.3        ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS.

                         Except as provided in Section 3.4, each director, including, without limitation, a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

            3.4        RESIGNATION AND VACANCIES.

                         Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. When one or more directors so resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

                         Unless otherwise provided in the certificate of incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board shall be deemed to exist under these bylaws in the case of the death, removal or resignation of any director.

            3.5        PLACE OF MEETINGS; MEETINGS BY TELEPHONE.

                         The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

                         Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

            3.6        REGULAR MEETINGS.

                         Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

            3.7        SPECIAL MEETINGS; NOTICE.

                         Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the chief executive officer, the president, the secretary or a majority of the authorized number of directors.

                          Notice of the time and place of special meetings shall be:

            (a)        delivered personally by hand, by courier or by telephone;

            (b)        sent by United States first-class mail, postage prepaid;

            (c)        sent by facsimile; or

            (d)        sent by electronic mail,

                         directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

                         If the notice is (a) delivered personally by hand, by courier or by telephone, (b) sent by facsimile or (c) sent by electronic mail, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

            3.8        QUORUM.

                         The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors established by the Board pursuant to Section 3.2 shall constitute a quorum of the Board for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

            3.9        BOARD ACTION BY CONSENT WITHOUT A MEETING.

                         Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

            3.10      FEES AND COMPENSATION OF DIRECTORS.

                         Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

            3.11      REMOVAL OF DIRECTORS.

                         Subject to the rights of the holders of the shares of any series of Preferred Stock, the Board or any individual director may be removed from office only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

ARTICLE IV - COMMITTEES

            4.1        COMMITTEES OF DIRECTORS.

                         The Board may designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

            4.2        COMMITTEE MINUTES.

                         Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

          4.3        MEETINGS AND ACTION OF COMMITTEES.

                         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

            (a)        Section 3.5 (place of meetings and meetings by telephone);

             (b)        Section 3.6 (regular meetings);

            (c)        Section 3.7 (special meetings and notice);

            (d)        Section 3.8 (quorum);

            (e)        Section 7.12 (waiver of notice); and

            (f)        Section 3.9 (action without a meeting),

                         with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

            (i)          the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

            (ii)         special meetings of committees may also be called by resolution of the Board; and

            (iii)        notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V - OFFICERS

            5.1        OFFICERS.

                         The officers of the Corporation shall be a president and a secretary. The Corporation may also have, at the discretion of the Board, a chairperson of the Board, a vice chairperson of the Board, a chief executive officer, a chief financial officer or treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

            5.2        APPOINTMENT OF OFFICERS.

                        The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3, subject to the rights, if any, of an officer under any contract of employment.

            5.3        SUBORDINATE OFFICERS.

                        The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

            5.4        REMOVAL AND RESIGNATION OF OFFICERS.

                         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board at any regular or special meeting of the Board or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

                         Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

            5.5        VACANCIES IN OFFICES.

                        Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

            5.6        REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

                         The chairperson of the Board, the chief executive officer, the president, any vice president, the treasurer, the chief financial officer, the secretary or assistant secretary of this Corporation, or any other person authorized by the Board or the president or a vice president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all securities of any other entity or entities standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

            5.7        AUTHORITY AND DUTIES OF OFFICERS.

                           All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

ARTICLE VI - RECORDS AND REPORTS

            6.1        MAINTENANCE OF RECORDS.

                         The Corporation shall, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books and other records.

ARTICLE VII - GENERAL MATTERS

            7.1        EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS.

                         The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

            7.2        STOCK CERTIFICATES; PARTLY PAID SHARES.

                         The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the certificate of incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairperson or vice chairperson of the Board, or the president or vice president, and by the treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                         The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

            7.3        SPECIAL DESIGNATION ON CERTIFICATES.

                         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

            7.4        LOST CERTIFICATES.

                         Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond or other assurance sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

            7.5        CONSTRUCTION; DEFINITIONS.

                         Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person. Unless otherwise indicated, all references in these bylaws to a Section or Sections are to the section or sections of these bylaws.

            7.6        DIVIDENDS.

                         The Board, subject to any restrictions contained in either (a) the DGCL or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

                         The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

            7.7        FISCAL YEAR.

                         The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

            7.8        SEAL.

                         The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

            7.9        TRANSFER OF STOCK.

                         Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

            7.10      STOCK TRANSFER AGREEMENTS.

                         The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

            7.11      REGISTERED STOCKHOLDERS.

            The Corporation:

            (a)        shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;

            (b)        shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

            (c)        shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

            7.12      WAIVER OF NOTICE.

                         Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII - NOTICE BY ELECTRONIC TRANSMISSION

            8.1        NOTICE BY ELECTRONIC TRANSMISSION.

                        Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

            (a)        the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

            (b)        such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

                         However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

                        Any notice given pursuant to the preceding paragraph shall be deemed given:

            (a)        if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

            (b)        if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

            (c)        if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and

            (d)        if by any other form of electronic transmission, when directed to the stockholder.

                         An affidavit of the secretary or an assistant secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

            8.2        DEFINITION OF ELECTRONIC TRANSMISSION.

                         For the purposes of these bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE IX - INDEMNIFICATION

            9.1        INDEMNIFICATION AND ADVANCEMENT.

                         The rights of directors, officers and other persons to indemnification and advancement of expenses shall be as provided in the certificate of incorporation or in any separate indemnification agreement between the Corporation and any such director, officer or other person.

ARTICLE X - AMENDMENTS

                         Subject to the provisions of the certificate of incorporation, the Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the certificate of incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon.

Amended and Restated as of ________, 2015

Francis M. Munchinski, Secretary